UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 22, 2010 (October 13, 2010)

DIAMOND TECHNOLOGIES INC.
Formerly, Printing Components Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

15 Allstate Parkway, Suite 600
Markham, Ontario
Canada   L3R 5B4
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 13, 2010, we entered into a Services Agreement with Buchanan Associates Computer Consulting Ltd. d/b/a Buchanan Associates, a corporation incorporated under the laws of the Province of Ontario (“Buchanan”) pursuant to which Buchanan will provide us with certain computer related services in consideration of the payment of $10,000 plus monthly a monthly fee for hardware, software and managed services of $9,205.  The Service Agreement may be terminated by either party upon 30 days notice to the other.

On October 13, 2010, we also entered into an Equipment Lease Agreement with Buchanan Computer Consulting Ltd. (“BCCL”) wherein we agreed to lease certain computer equipment from Buchanan in consideration of the payment of $5,865.00 per month for 36 consecutive months.  Provide we are not in default of the Equipment Lease Agreement at the end of the three year term, we can purchase the equipment leased by paying $1.00.

On October 20, 2010, we entered into an agreement with Mansfield Communications Inc. (“Mansfield”) located in Toronto, Ontario, Canada wherein it was agreed that Mansfield would provide services related to media relations and consultancy for a term of three months in consideration of the payment of CN$16,000.00.

On October 20, 2010, we entered into an agreement with Watt International Inc. (“Watt”) located in Toronto, Ontario, Canada wherein Watt will provide services relating to branding our products and services in the market place.  The fee for the services is CN$67,500.00.

On November 12, 2010, we entered into a Pilot EMR Agreement with Nexus Health Management Inc. (“Nexus”) wherein it was agreed that we would provide Nexus with our Electronic Medical Record and billing system, consisting of computer hardware and software at a price to be mutually agreed upon.

ITEM 2.01      CREATION OF A DIRECT FINANCIAL OBLIGATION

On October 13, 2010, we entered into a Services Agreement with Buchanan Associates Computer Consulting Ltd. d/b/a Buchanan Associates, a corporation incorporated under the laws of the Province of Ontario (“Buchanan”) pursuant to which Buchanan will provide us with certain computer related services in consideration of the payment of $10,000 plus monthly a monthly fee for hardware, software and managed services of $9,205.  The Service Agreement may be terminated by either party upon 30 days notice to the other.

On October 13, 2010, we also entered into an Equipment Lease Agreement with Buchanan Computer Consulting Ltd. (“BCCL”) wherein we agreed to lease certain computer equipment from Buchanan in consideration of the payment of $5,865.00 per month for 36 consecutive months.  Provide we are not in default of the Equipment Lease Agreement at the end of the three year term, we can purchase the equipment leased by paying $1.00.

On October 20, 2010, we entered into an agreement with Mansfield Communications Inc. (“Mansfield”) located in Toronto, Ontario, Canada wherein it was agreed that Mansfield would provide services related to media relations and consultancy for a term of three months in consideration of the payment of CN$16,000.00.

On October 20, 2010, we entered into an agreement with Watt International Inc. (“Watt”) located in Toronto, Ontario, Canada wherein Watt will provide services relating to branding our products and services in the market place.  The fee for the services is CN$67,500.00.

ITEM 9.01      EXHIBITS

Exhibits will be filed with our Form 10-K for the period ending December 31, 2010, pursuant to paragraph B.4 of General Instructions to Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 23rd day of November, 2010.

DIAMOND TECHNOLOGIES INC.

BY:	JOHN CECIL
John Cecil, Chief Executive Officer